RIGHT OF FIRST REVIEW AGREEMENT

THIS RIGHT OF FIRST REVIEW AGREEMENT (this “Agreement”) is made as of ________, 2008 by and among Greenstreet Acquisition Corp. (the “Company”), Greenstreet Capital, L.P., a Delaware limited partnership (“GCLP”), Greenstreet Partners, L.P. , a Delaware limited partnership (“GPLP”), and Greenstreet Equity Partners, LLC, a [Delaware] limited liability company (together with GCLP and GPLP, the “Affiliated Entities”).

RECITALS

WHEREAS, the Company and the Affiliated Entities share certain officers and directors (collectively, the “Covered Officers”);

WHEREAS, each of the Company and the Affiliated Entities will be simultaneously seeking and considering opportunities to acquire one or more operating businesses; and

WHEREAS, the parties intend by this Agreement to specify the business opportunities that the Covered Officers shall be entitled to present to the Company prior to presenting such opportunities to any of the Affiliated Entities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Right of First Review.

(a)  Each Affiliated Entity hereby acknowledges and agrees that until the Expiration Date (as defined in Section 3), the Covered Officers shall be entitled to present any investment or acquisition opportunity whose fair market value the Company reasonably believes is at least $500 million (each, a “Company Opportunity”) first to the Company prior to presenting such opportunity to any Affiliated Entity; provided, that Company Opportunity shall exclude any opportunity involving (i) targets that are focused primarily on real estate, (ii) targets in or related to the locomotive or railcar leasing industries or (iii) targets in or related to the dry bulk ocean transportation, inland marine transportation and bulk-storage and transfer terminal industries.

(b)  If a majority of the Company’s independent directors determine not to pursue any Company Opportunity, then the Covered Officers shall be entitled to present such business opportunity to any of the Affiliated Entities.

2.  Waiver of Claims. Each Affiliated Entity hereby permanently and irrevocably waives any and all claims against the Company and the Covered Officers with respect to any Company Opportunity presented to the Company pursuant to the terms of this Agreement.

3.  Term. This Agreement shall expire upon the earlier of (i) the consummation by the Company of an acquisition of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, with one or more target businesses whose fair market value is equal to at least 80% of the Company’s net assets at the time of such business combination and (ii) the liquidation of the Company (the “Expiration Date”).

4.  Third Party Beneficiaries. The Covered Officers shall be third party beneficiaries of Section 2 of this Agreement with respect to any acts taken by the Covered Officers in their capacity as officers or directors of the Company.

5.  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

6.  Assignment. This Agreement shall be binding upon and inure to the benefit of the assigns and successors of the Company and the Affiliated Entities.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Section 5-1401 of the New York General Obligations Law.

8.  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

9.  Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which, taken together, shall be deemed one document

10.  Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GREENSTREET ACQUISITION CORP.

By: ______________________________
Name:
Title:

GREENSTREET CAPITAL, L.P.

By: ______________________________
Name:
Title:

GREENSTREET PARTNERS, L.P.

By: ______________________________
Name:
Title:

GREENSTREET EQUITY PARTNERS, LLC

By: ______________________________
Name:
Title:

[Right of First Review Agreement]